As filed with the Securities and Exchange Commission on July 17, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3234458
(State of Incorporation)	(I.R.S. Employer Identification No.)

300 Frank H. Ogawa Plaza, Suite 600

Oakland, CA 94612

(Address of principal executive offices)

1999 Equity Incentive Plan

1999 Employee Stock Purchase Plan

(Full title of the plans)

Robert C. Bowen

Scientific Learning Corporation

300 Frank H. Ogawa Plaza, Suite 600

Oakland, CA 94612

(510) 444-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Linda L. Carloni

General Counsel

Scientific Learning Corporation

300 Frank H. Ogawa Plaza, Suite 600

Oakland, CA 94612

(510) 444-3500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Scientific Learning Corporation Common Stock, par value $0.001 per share, reserved under the 1999 Equity Incentive Plan	1,000,000 shares	$7.00	(2)	$7,000,000	$215
Scientific Learning Corporation Common Stock, par value $0.001 per share, reserved under the 1999 Employee Stock Purchase Plan	500,000 shares	$5.95	(3)	$2,975,000	$92
TOTAL	1,500,000 shares	$5.95 - $7.00		$9,975,000	$307

(1)                                  Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee.  The offering price per share and aggregate offering price are based upon the average of the high and low price of the Registrant’s common stock as reported on the The Nasdaq Global Market on July 11, 2007 for shares reserved for future issuance under the Plan (pursuant to Rule 457(h) and Rule 457(c)).

(3)                                  Estimated solely for the purpose of calculating the amount of the registration fee.  The offering price per share and aggregate offering price are based upon 85% of the average of the high and low price of the Registrant’s common stock as reported on the The Nasdaq Global Market on July 11, 2007 for shares reserved for future issuance under the Plan (pursuant to Rule 457(h) and Rule 457(c)).  Pursuant to the 1999 Employee Stock Purchase Plan, shares are sold at the lower of (a) 85% of the fair market value of a share of Common Stock on the first day of the offering, or (b) 85% of the fair market value of a share of Common Stock on any purchase date.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.    Registration Information and Employee Plan Information

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are available upon written or oral request:

General Counsel
Scientific Learning Corporation
300 Frank H. Ogawa Plaza, Suite 600
Oakland, CA 94612
(510) 444-3500

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents filed by Scientific Learning Corporation (the “Company”) with the Securities and Exchange Commission (“SEC”) are incorporated by reference into this Registration Statement:

(a)           The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on March 8, 2007;

(b)           The Company’s Current Report on Form 8-K filed March 13, 2007;

(c)           The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed with the SEC on May 7, 2007; and

(d)           The description of the Company’s Common Stock set forth in its Registration Statement on Form S-1 filed with the SEC on May 18, 2007.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company’s certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Company provide that:

•                  The Company shall indemnify its directors and officers for serving the Company in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•                  The Company may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•                  The Company is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•                  The Company will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings (1) authorized by the Company’s board of directors, (2) brought to enforce a right to indemnification or (3) where indemnification is required by law.

•                  The rights conferred in the bylaws are not exclusive, and the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•                  The Company may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Company’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provides for certain additional procedural protections. The Company also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Company and its officers and directors may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.    Exemption from Registration Claimed.

                Not applicable.

Item 8.    Exhibits

Exhibit Number
4.1	1999 Equity Incentive Plan, as amended (1)
4.2	1999 Employee Stock Purchas Plan (2)
5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages.

(1)             Filed as Appendix 2 to the Company’s definitive proxy statement filed with the SEC on April 10, 2007 (SEC File No. 000-24547), and incorporated herein by reference.

(2)             Filed as Appendix 3 to the Company’s definitive proxy statement filed with the SEC on April 10, 2007 (SEC File No. 000-24547), and incorporated herein by reference.

UNDERTAKINGS

1.             The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on July 17, 2007.

SCIENTIFIC LEARNING CORPORATION

By:	/s/ Robert C. Bowen
Robert C. Bowen
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert C. Bowen and Jane A. Freeman, and each or any one of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert C. Bowen	Chairman and Chief Executive Officer (Principal Executive Officer)	July 17, 2007
(Robert C. Bowen)

/s/ Jane A. Freeman	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2007
(Jane A. Freeman)

/s/ Edward V. Blanchard, Jr.	Director	July 17, 2007
(Edward V. Blanchard, Jr.)

/s/ Ajit M. Dalvi	Director	July 17, 2007
(Ajit M. Dalvi)

/s/ Carleton A. Holstrom	Director	July 17, 2007
(Carleton A. Holstrom)

/s/ Joseph B. Martin	Director	July 17, 2007
(Dr. Joseph B. Martin)

/s/ Dr. Michael M. Merzenich	Director	July 17, 2007
(Dr. Michael M. Merzenich)

/s/ Rodman W. Moorhead III	Director	July 17, 2007
(Rodman W. Moorhead III)

/s/ David W. Smith	Director	July 17, 2007
(David W. Smith)

/s/ Dr. Paula A. Tallal	Director	July 17,, 2007
(Dr. Paula A. Tallal)